UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 6, 2004

                        LINCOLN INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

                           Delaware 0-5767 61-0575092
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                 (State or other jurisdiction (Commission (I.R.S
                     Employer of incorporation) File Number)
                               Identification No.)

           641 Lexington Avenue, 25th Floor, New York, New York 10022
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               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (212) 421-1616


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ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

On August 6, 2004, 2175 shares of the outstanding common stock of Lincoln International Corporation were sold to Nathan A. Low and the Nathan A. Low Roth IRA for $250,000 by ten shareholders of Lincoln International. Mr. Low used personal funds for this investment. This represents approximately 83.3% of the outstanding stock common stock of Lincoln International Corporation. The Nathan
A. Low Roth IRA is a self-directed individual retirement account controlled by Nathan A. Low.

ITEM 5.02. RESIGNATIONS OF THE REGISTRANT'S DIRECTORS

In connection with the change of control transaction described in Item 1, Mr. Richard Frockt and Mrs. Janet Frockt have resigned from the Board of Directors of Lincoln International Corporation. These resignations were at the request of the Nathan A. Low Roth IRA. Their respective letters of resignation are attached as exhibits. In connection with these resignations, Derek Caldwell and Sam Masri were appointed to the Board of Directors.

ITEM 9.01(c). FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER                     EXHIBIT DESCRIPTION

          17.1                     Letter of Resignation of Mr. Richard Frockt

          17.2                     Letter of Resignation of Mrs. Janet Frockt

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Lincoln International Corporation has duly caused this report to be signed on its behalf, by the undersigned as thereunto duly authorized in the City of New York, State of New York, on the 4th day of January, 2005.

Date: January 4, 2005                  LINCOLN INTERNATIONAL CORPORATION

                                       /s/ DEREK CALDWELL
                                       -----------------------------------------
                                       By:  Derek Caldwell
                                       Title: President